Exhibit 99.1

Rivian Releases Second Quarter 2025 Financial Results

•Rivian received $1 billion equity investment from Volkswagen Group on June 30th
•R2 progress on track; design validation ongoing and testing underway
•Announced East Coast headquarters in Atlanta, expected to open later this year

Irvine, California, August 5, 2025: American manufacturer Rivian Automotive, Inc. (NASDAQ: RIVN) today announced its second-quarter 2025 financial results. Following its second quarter of gross profit in Q1 2025, Rivian received a $1 billion equity investment from Volkswagen Group on June 30 at an effective price of $19.42 which represents a 33% premium to the $14.56 30-trading day volume-weighted average stock price. The investment is part of the up to $5.8 billion agreement associated with the Rivian and Volkswagen Group Technology joint venture.

As previously announced, in the second quarter Rivian produced 5,979 vehicles at its manufacturing facility in Normal, Illinois and delivered 10,661 vehicles. Production during the second quarter for both R1 products and commercial vans was limited primarily due to a variety of supply chain complexities partially driven by shifts in trade policy.

RJ Scaringe, Rivian Founder and CEO, said:
“This quarter we made significant progress in R2 development and testing. We also substantially completed the expansion of our Normal, Illinois facility and have begun installing manufacturing equipment in preparation for our start of production. Along with R2, our autonomy platform continues to be one of our major focus areas, and we're excited to share more of our roadmap later this year.”

Preparations for the launch of R2 currently remain on track. The 1.1 million square foot plant expansion at the Normal, Illinois site is now substantially complete and installation of production tooling equipment for component manufacturing is underway. Rivian expects to commission the new R2 line in the third quarter of this year to start validating the equipment and production processes. Rivian is currently producing R2 design validation builds on its pilot production line in California which helps validate the design and optimize cost. As part of R2 preparations, Rivian expects to shutdown the existing factory in Normal for approximately three weeks in September to increase the manufacturing capacity to approximately 215,000 units.
This quarter Rivian started deliveries of its second-generation Quad-Motor R1. Rivian’s new Quad-Motor system is designed to be more capable, powerful and more fun to drive than any of the company’s previous R1 models.

In July, in partnership with the State of Georgia, Rivian announced that later this year it is planning to open an East Coast headquarters in Atlanta. The headquarters will be a focal point for Rivian’s global growth strategy and a key investment in a top state for electric mobility. This site will complement Rivian’s upcoming Georgia manufacturing facility in Stanton Spring North, outside Atlanta.

While Rivian believes its long-term opportunity to drive meaningful growth and profitability remains strong, some of the recent policy actions have had and are expected to continue to have an impact on its results and cash flows of its business. Rivian remains focused on developing world class technology and efficiently scaling its manufacturing capacity in the United States in light of these policy changes.

The company is maintaining its 2025 delivery guidance range of 40,000 to 46,000. Because of some of the recent changes associated with regulatory credits and its second quarter performance, the company is increasing its guidance for adjusted EBITDA losses to ($2,000) million - ($2,250) million.

2025 Guidance

Current outlook
Vehicles Delivered	40,000 - 46,000
Adj. EBITDA	($2,000) million - ($2,250) million
Capital Expenditures	$1,800 million - $1,900 million
Rivian will host an audio webcast to discuss its results and provide a business update at 2:00pm PT / 5:00pm ET on Tuesday, August 5, 2025. The link to the webcast and shareholder letter will be made available on the company’s Investor Relations website at rivian.com/investors. After the call, a replay will be available at rivian.com/investors for four weeks.

Quarterly Financial Performance

(in millions, except production, delivery, and gross margin amounts)
(unaudited)

	Three Months Ended
	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
Production	9,612	13,157	12,727	14,611	5,979
Delivery	13,790	10,018	14,183	8,640	10,661

Revenues
Automotive	$1,074	$776	$1,520	$922	$927
Software and services	84	98	214	318	376
Total revenues[2]	$1,158	$874	$1,734	$1,240	$1,303
Cost of revenues
Automotive	$1,515	$1,155	$1,410	$830	$1,262
Software and services	94	111	154	204	247
Total cost of revenues[2]	$1,609	$1,266	$1,564	$1,034	$1,509
Gross profit	$(451)	$(392)	$170	$206	$(206)
Gross margin	(39)%	(45)%	10%	17%	(16)%

Research and development	$428	$350	$374	$381	$410
Selling, general, and administrative	496	427	457	480	498
Total operating expenses	$924	$777	$831	$861	$908

Adjusted research and development (non-GAAP)¹	$312	$271	$277	$285	$316
Adjusted selling, general, and administrative (non-GAAP)¹	364	328	343	345	365
Total adjusted operating expenses (non-GAAP)¹	$676	$599	$620	$630	$681

Adjusted EBITDA (non-GAAP)[1,2]	$(857)	$(757)	$(277)	$(329)	$(667)
Cash, cash equivalents, and short-term investments[3]	$7,867	$6,739	$7,700	$7,178	$7,508

Net cash (used in) provided by operating activities	$(754)	$(876)	$1,183	$(188)	$64
Capital expenditures	(283)	(277)	(327)	(338)	(462)
Free cash flow (non-GAAP)¹	$(1,037)	$(1,153)	$856	$(526)	$(398)

Depreciation and amortization expense
Cost of revenues	$203	$186	$145	$75	$185
Research and development	18	20	18	17	17
Selling, general, and administrative	53	53	55	55	52
Total depreciation and amortization expense	$274	$259	$218	$147	$254

Stock-based compensation expense
Cost of revenues	$17	$6	$16	$24	$37
Research and development	98	59	79	79	77
Selling, general, and administrative	79	46	59	80	81
Total stock-based compensation expense	$194	$111	$154	$183	$195

Inventory write-downs
Inventory LCNRV write-downs[3]	$148	$130	$66	$23	$48
Liabilities for losses on firm purchase commitments[3]	31	10	5	—	—
Total inventory write-downs and liabilities for losses on firm purchase commitments[3]	$179	$140	$71	$23	$48
¹ A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided later in this document.
[2] The prior periods have been recast to conform to current period presentation.
[3] Amount as of date shown.

Condensed Consolidated Balance Sheets

(in millions, except per share amounts)
(unaudited)

Assets	December 31, 2024	June 30, 2025
Current assets:
Cash and cash equivalents	$5,294	$4,812
Short-term investments	2,406	2,696
Accounts receivable, net	443	254
Inventory	2,248	2,103
Other current assets	192	255
Total current assets	10,583	10,120
Property, plant, and equipment, net	3,965	4,421
Operating lease assets, net	416	493
Other non-current assets	446	563
Total assets	$15,410	$15,597

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$499	$489
Accrued liabilities	835	1,017
Current portion of deferred revenues, lease liabilities, and other liabilities	917	1,437
Total current liabilities	2,251	2,943
Long-term debt	4,441	4,436
Non-current lease liabilities	379	462
Other non-current liabilities	1,777	1,677
Total liabilities	8,848	9,518
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 10 shares authorized and 0 shares issued and outstanding as of December 31, 2024 and June 30, 2025	—	—
Common stock, $0.001 par value; 3,508 and 5,258 shares authorized and 1,131 and 1,214 shares issued and outstanding as of December 31, 2024 and June 30, 2025, respectively	1	1
Additional paid-in capital	29,866	31,028
Accumulated deficit	(23,305)	(24,967)
Accumulated other comprehensive (loss) income	(4)	6
Noncontrolling interest	4	11
Total stockholders' equity	6,562	6,079

Total liabilities and stockholders' equity	$15,410	$15,597

Condensed Consolidated Statements of Operations[1]

(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025
Automotive	$1,074	$927	$2,190	$1,849
Software and services	84	376	172	694
Total revenues	1,158	1,303	2,362	2,543
Automotive	1,515	1,262	3,128	2,092
Software and services	94	247	212	451
Total cost of revenues	1,609	1,509	3,340	2,543
Gross profit	(451)	(206)	(978)	—
Operating expenses
Research and development	428	410	889	791
Selling, general, and administrative	496	498	992	978
Total operating expenses	924	908	1,881	1,769
Loss from operations	(1,375)	(1,114)	(2,859)	(1,769)
Interest income	95	72	207	153
Interest expense	(75)	(69)	(150)	(141)
Loss on convertible notes, net	(90)	—	(90)	—
Other (expense) income, net	(11)	(2)	(9)	105
Loss before income taxes	(1,456)	(1,113)	(2,901)	(1,652)
Provision for income taxes	(1)	(2)	(2)	(4)
Net loss	$(1,457)	$(1,115)	$(2,903)	$(1,656)
Less: Net income attributable to noncontrolling interest	—	2	—	6
Net loss attributable to common stockholders	$(1,457)	$(1,117)	$(2,903)	$(1,662)
Net loss attributable to common stockholders, basic and diluted	$(1,457)	$(1,117)	$(2,903)	$(1,662)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(1.46)	$(0.97)	$(2.93)	$(1.45)
Weighted-average common shares outstanding, basic and diluted	1,001	1,155	990	1,146
[1] The prior period has been recast to conform to current period presentation.

Condensed Consolidated Statements of Cash Flows[1]

(in millions)
(unaudited)

	Six Months Ended June 30,
	2024	2025
Cash flows from operating activities:
Net loss	$(2,903)	$(1,656)
Depreciation and amortization	554	396
Stock-based compensation expense	427	377
Gain on equity method investment	—	(101)
Loss on convertible notes, net	90	—
Other non-cash activities	108	40
Changes in operating assets and liabilities:
Accounts receivable, net	(88)	189
Inventory	(125)	108
Other assets	(63)	38
Accounts payable and accrued liabilities	(257)	120
Deferred revenues	51	403
Other liabilities	183	(38)
Net cash used in operating activities	(2,023)	(124)

Cash flows from investing activities:
Purchases of equity securities and short-term investments	(2,229)	(1,942)
Sales of short-term investments	—	101
Maturities of short-term investments	1,671	1,527
Capital expenditures	(537)	(800)
Net cash used in investing activities	(1,095)	(1,114)

Cash flows from financing activities:
Proceeds from stock-based compensation programs	32	36
Proceeds from issuance of capital stock	—	750
Proceeds from issuance of long-term debt	—	1,250
Repayments of long-term debt	—	(1,250)
Proceeds from issuance of convertible notes	1,000	—
Other financing activities	(4)	(36)
Net cash provided by financing activities	1,028	750

Effect of exchange rate changes on cash and cash equivalents	(4)	6
Net change in cash	(2,094)	(482)
Cash, cash equivalents, and restricted cash—Beginning of period	7,857	5,294
Cash, cash equivalents, and restricted cash—End of period	$5,763	$4,812

Supplemental disclosure of non-cash investing and financing activities:
Capital expenditures included in liabilities	$365	$452
Capital stock issued to settle bonuses	$179	$47
Right-of-use assets obtained in exchange for operating lease liabilities	$87	$134
[1] The prior period has been recast to conform to current period presentation.

Reconciliation of Non-GAAP
Financial Measures

(in millions)
(unaudited)

Adjusted Research and Development Expenses	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025

Total research and development expenses	$428	$410	$889	$791
R&D depreciation and amortization expenses	(18)	(17)	(36)	(34)
R&D stock-based compensation expenses	(98)	(77)	(222)	(156)
Adjusted research and development (non-GAAP)	$312	$316	$631	$601

Adjusted Selling, General, and Administrative Expenses	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025

Total selling, general, and administrative expenses	$496	$498	$992	$978
SG&A depreciation and amortization expenses	(53)	(52)	(105)	(107)
SG&A stock-based compensation expenses	(79)	(81)	(165)	(161)
Adjusted selling, general, and administrative (non-GAAP)	$364	$365	$722	$710

Adjusted EBITDA[1]	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025

Net loss attributable to common stockholders	$(1,457)	$(1,117)	$(2,903)	$(1,662)
Interest income, net	(20)	(3)	(57)	(12)
Provision for income taxes	1	2	2	4
Depreciation and amortization	274	254	554	401
Stock-based compensation expense	194	195	427	378
Other expense (income), net	11	2	9	(105)
Loss on convertible notes, net	90	—	90	—
Cost of revenue efficiency initiatives	29	—	156	—
Restructuring expenses	—	—	30	—
Asset impairments and write-offs	14	—	14	—
Joint venture formation expenses and other items	7	—	7	—
Adjusted EBITDA (non-GAAP)	$(857)	$(667)	$(1,655)	$(996)

[1] The prior periods have been recast to conform to current period presentation.

About Rivian:

Rivian (NASDAQ: RIVN) is an American automotive manufacturer that develops and builds category-defining electric vehicles as well as software and services that address the entire lifecycle of the vehicle. The company creates innovative and technologically advanced products that are designed to excel at work and play with the goal of accelerating the global transition to zero-emission transportation and energy. Rivian vehicles are built in the United States and are sold directly to consumer and commercial customers. Whether taking families on new adventures or electrifying fleets at scale, Rivian vehicles all share a common goal — preserving the natural world for generations to come.

Learn more about the company, products, and careers at www.rivian.com.

Contacts:
Investors: ir@rivian.com

Media: Harry Porter: media@rivian.com

Forward-Looking Statements:
This press release and statements that are made on our earnings call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release and made on our earnings call that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, initiatives and business strategy, including our future financial results, vehicle profitability and future gross profits, our future capital expenditures, the underlying trends in our business (including customer preferences and expectation), global economic conditions, including evolving trade regulation, policies and tariffs and the resulting impact on our global supply chain and material costs and access, including changes to the availability of government and economic incentives, including tax credits, for electric vehicles, our market opportunity, and our potential for growth, our production ramp and manufacturing capacity expansion and anticipated production levels, our expected future production and deliveries, scaling our service infrastructure, our expected future products and technology and product enhancements including enhanced performance and safety features, and pricing (including the launches of R2 and R3), potential expansion of commercial van sales, future revenue opportunities, including with respect to the emerging autonomous driving market, our joint venture with Volkswagen Group, including the expected benefits from the partnership and future Volkswagen Group investments, expected benefits from partnerships with other third parties, including our partnership with Google Maps, and other expected incremental available capital pursuant to agreements with Volkswagen Group and the U.S. Department of Energy. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to: our history of losses as a growth-stage company and our limited operating history; we may underestimate or not effectively manage our capital expenditures and costs; that we will require additional financing and capital to support our business; our ability to maintain strong demand for our vehicles and attract and retain a large number of consumers; our ability to grow sales of our commercial vehicles, risks relating to the highly competitive automotive market, including competitors that may take steps to compete more effectively against us; consumers’ willingness to adopt electric vehicles; risks associated with our joint venture with Volkswagen Group, risks associated with additional strategic alliances or acquisitions, that we may experience significant delays in the manufacture and delivery of our vehicles; that our long-term results depend on our ability to successfully introduce and market new products and services; that we have experienced and could continue to experience cost increases or disruptions in supply of raw materials or other components used in our vehicles; our dependence on suppliers and volatility in pricing of components and raw materials; our ability to accurately estimate the supply and demand for our vehicles and predict our manufacturing requirements; our ability to scale our business and manage future growth effectively; our ability to maintain our relationship with one customer that has generated a significant portion of our revenues; that we are highly dependent on the services and reputation of our Founder and Chief Executive Officer; our ability to offer attractive financing and leasing options; that we may not succeed in maintaining and strengthening our brand; that our focus on delivering a high-quality and engaging Rivian experience may not maximize short-term financial results; risks relating to our distribution model; that we rely on complex machinery, and production involves a significant degree of risk and uncertainty; that our operations, IT systems and vehicles rely on highly technical software and hardware that could contain errors or defects; that we may not successfully develop the complex software and technology systems in coordination with the Volkswagen Group joint venture and our other vendors needed to produce our vehicles; inadequate access to charging stations and not being able to realize the benefits of our charging networks; risks related to our use of lithium-ion battery cells; that we have limited experience servicing and repairing our vehicles; that the automotive industry is rapidly evolving and may be subject to unforeseen changes; risks associated with advanced driver assistance systems technology; the unavailability, reduction or elimination of government and economic incentives and credits for electric vehicles; that we may not be able to obtain the government grants, loans, and other incentives, including regulatory credits, for which we apply or on which we rely; that vehicle retail sales depend heavily on affordable interest rates and availability of credit; insufficient warranty reserves to cover warranty claims; that future field actions, including product recalls, could harm our business; risks related to product liability claims; risks associated with international operations; our ability to attract and retain key employees and qualified personnel; our ability to maintain our culture; that our business may be adversely affected by labor and union activities; that our financial results may vary significantly from period to period; that we have incurred a significant amount of debt and expect to incur significant additional indebtedness; risks related to third-party vendors for certain product and service offerings; potential conflicts of interest involving our principal stockholders or their affiliates; risks associated with exchange rate and interest rate fluctuations; that breaches in data security, failure of technology systems, cyber-attacks or other security or privacy-related incidents could harm our business; risks related to our use of artificial intelligence technologies; risk of intellectual property infringement claims; that our use of open source software in our applications could subject our proprietary software to general release; our ability to prevent unauthorized use of our intellectual property; risks related to governmental regulation and legal proceedings; effect of trade tariffs or other trade barriers; effects of export and import control laws; delays, limitations and risks related to permits and approvals required to operate or expand operations; our internal control over financial reporting; and the other factors described in our filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, except as may be required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change.

*Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we review financial measures that are not calculated and presented in accordance with GAAP (“non-GAAP financial measures”). We believe our non-GAAP financial measures are useful in evaluating our operating performance. We use the following non-GAAP financial information, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors, because it focuses on underlying operating results and trends, provides consistency and comparability with past financial performance, and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided above. Reconciliations of forward- looking non-GAAP financial measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty regarding, and potential variability of, certain items, such as stock-based compensation expense and other costs and expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Our non-GAAP financial measures include adjusted research and development expenses, adjusted selling, general, and administrative expenses, adjusted EBITDA, and free cash flow.

Adjusted research and development expenses is defined as total research and development expenses, less R&D depreciation and amortization expenses and R&D stock-based compensation expenses.

Adjusted selling, general, and administrative expenses is defined as total selling, general, and administrative expenses, less SG&A depreciation and amortization expenses and SG&A stock-based compensation expenses.

Adjusted EBITDA defined as net loss before interest expense (income), net, provision for income taxes, depreciation and amortization, stock-based compensation, other (expense) income, net, and special items. Our management team ordinarily excludes special items from its review of the results of the ongoing operations. Special items is comprised of (i) cost of revenue efficiency initiatives which include costs incurred as we transition between major vehicle programs, cost incurred for negotiations with major suppliers regarding changing demand forecasts or design modifications, and other costs for enhancing capital and cost optimization of the Company (ii) restructuring expenses for significant actions taken by the Company, (iii) significant asset impairments and write-offs, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities, including loss (gain) on convertible note, net, and joint venture formation expenses.

Free cash flow is defined as net cash used in operating activities less capital expenditures.